EXHIBIT (J)(1)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Service Providers - Independent Auditors" and "Financial Statements" and to the use of our report dated December 5, 2003 on The Treasurer's Fund, Inc. (comprising, respectively, the Domestic Prime Money Market, the Tax Exempt Money Market and the U.S. Treasury Money Market Portfolios), in this Registration Statement (Form N-1A No.811-5347) of The Treasurer's Fund, Inc.






                                ERNST & YOUNG LLP

 New York, New York
 February 25, 2004